UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 2, 2019

TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Charter)

Commission File Number: 001-32504

Delaware	20-2311383
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

2021 Spring Road Suite 600 Oak Brook, IL	60523
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (708) 483-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

TreeHouse Foods, Inc. (NYSE: THS) is filing this Amendment No. 1 to its Current Report on Form 8-K filed with the SEC on May 2, 2019 (the Original Form 8-K), to refurnish Exhibit 99.1 in order to correct a typographical error in which the low end range of the second quarter 2019 projected net sales was incorrectly stated to be $1.25 billion rather than $1.27 billion. This Amendment No. 1 is filed solely to refurnish Exhibit 99.1 to correct such typographical error. No other changes to the documents furnished with the Original Form 8-K have been made.

Item 2.02. Results of Operations and Financial Condition
On May 2, 2019, TreeHouse Foods, Inc. (NYSE: THS) issued a press release announcing its financial and operating results for the fiscal quarter ended March 31, 2019 and providing information relating to its previously announced webcast being held to discuss such results. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

On May 2, 2019, TreeHouse issued a press release announcing its intention to close the Minneapolis, Minnesota facility. Production in the Minneapolis, Minnesota facility is expected to cease by the end of the third quarter of 2019. A copy of the press release, including initial estimates of the financial impact to TreeHouse, is filed as Exhibit 99.3 to this report and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On May 2, 2019, TreeHouse issued a press release announcing a definitive agreement to sell its Ready-to-eat cereal business to Post Holdings. A copy of the press release is filed as Exhibit 99.4 to this report and is incorporated herein by reference.

Item 8.01. Other Events

On January 1, 2019, the Company changed how it manages its business, allocates resources, and goes to market, which resulted in modifications to its organizational and segment structure.  As a result, the Company consolidated its Condiments and Meals segments into one segment called Meal Solutions. Additionally, the Bars and Ready-to-eat cereal categories moved from the Company's Snacks and Meals segments, respectively, into the Baked Goods segment.  All prior period information has been recast to reflect this change in reportable segments.

The Company manages operations on a company-wide basis, thereby making determinations as to the allocation of resources in total rather than on a segment-level basis. The Company has designated reportable segments based on how management views its business. The reportable segments, as presented below, are consistent with the manner in which the Company reports its results to the Chief Operating Decision Maker.

The Company evaluates the performance of its segments based on net sales dollars and direct operating income. Direct operating income is defined as gross profit less freight out, sales commissions, and direct selling, general, and administrative expenses.

For comparability and investor analysis purposes, the Company recasted the presentation of selected segment information by quarter for 2018 and 2017. The recast of the previous segment financial information is not a statement of previous financial statements and does not affect the Company's consolidated reported net sales, net loss, loss per share, operating income or total assets or liabilities for any of the previously reported periods.
The selected segment information is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.
The information in this Form 8-K/A under Item 2.02, Item 2.05, Item 7.01, Item 8.01, Exhibit 99.1, Exhibit 99.2, Exhibit 99.3, and Exhibit 99.4 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Section 9 – Financial Statements and Exhibits
Item 9.01. Other Events

(d)	Exhibits:

Exhibit Number	Exhibit Description

99.1	Press Release dated May 2, 2019, announcing financial results for the fiscal quarter ended March 31, 2019
99.2	Recast quarterly segment information for 2018 and 2017
99.3	Press Release dated May 2, 2019, announcing plans to close Minneapolis, Minnesota facility
99.4	Press Release dated May 2, 2019, announcing a definitive agreement for the sale of the Company's Ready-to-eat cereal business

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TreeHouse Foods, Inc.

Date:	May 2, 2019	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill

General Counsel, Executive Vice President, Chief Administrative Officer and officer duly authorized to sign on behalf of the registrant